UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CUBIC ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

9870 PLANO ROAD

DALLAS, TEXAS 75238

(972) 686-0369

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held April 24, 2009

TO THE SHAREHOLDERS OF CUBIC ENERGY, INC.:

You are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Shareholders of Cubic Energy, Inc., a Texas corporation (the “Company” or “Cubic”), that will be held at the Ellison Miles Geotechnology Institute at Brookhaven College, 3939 Valley View Lane, Dallas, Texas 75244, on April 24, 2009, at 10:00 a.m. Central Daylight Time for the following purposes, all as more fully described in the accompanying Proxy Statement:

1. To elect seven (7) directors to hold office until the next Annual Meeting of Shareholders and thereafter until their respective successors have been elected or appointed and qualified;

2. To ratify the appointment of Philip Vogel & Co., PC as Cubic’s independent registered public accountants for the fiscal year ending June 30, 2009;

3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record owning shares of common stock at the close of business on March 6, 2009 are entitled to notice of and to vote at this Annual Meeting and any adjournment thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, THE COMPANY WISHES TO OBTAIN A QUORUM AT THE MEETING SO THAT THE ABOVE-STATED BUSINESS MAY BE CONDUCTED, AND RESPECTFULLY REQUESTS THAT YOU SIGN, DATE AND MAIL PROMPTLY, IN NO EVENT LATER THAN APRIL 17, 2009, THE ENCLOSED PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA. A PROXY MAY BE REVOKED BY A SHAREHOLDER AT ANY TIME PRIOR TO ITS USE AS SPECIFIED IN THE ENCLOSED PROXY STATEMENT.

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to Be Held on April 24, 2009. This Proxy Statement and Annual Report on Form 10-K are available on line at www.proxyvote.com. (Individual Control Numbers necessary to access the materials are provided on the individual Proxy Cards.)

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jon S. Ross
Jon S. Ross, Secretary

Dallas, Texas
March 20, 2009

PROXY STATEMENT

CUBIC ENERGY, INC.

9870 Plano Road
Dallas, Texas 75238

We are furnishing this Proxy Statement to you and other shareholders of Cubic Energy, Inc., a Texas corporation (the “Company” or “Cubic”), pursuant to Regulation 14A under the Securities Exchange Act of 1934 in connection with the solicitation of proxies in the enclosed form for use in voting at the Annual Meeting of Shareholders and any adjournment thereof. The Annual Meeting is scheduled to be held at 10:00 a.m. Central Daylight Time on April 24, 2009, at the Ellison Miles Geotechnology Institute at Brookhaven College, 3939 Valley View Lane, Dallas, Texas 75244.

GENERAL

This Proxy Statement and the enclosed Proxy are solicited on behalf of Cubic Energy, Inc. (the “Company”) for use at the Annual Meeting of Shareholders (the “Meeting”) to be held on April 24, 2009, at the time and place and for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders (the “Notice”), or any adjournment(s) of the Meeting.

These proxy solicitation materials are being mailed on or about March 23, 2009 to holders of the issued and outstanding shares (the “Shares”) of the Company’s common stock, par value $0.05 per share (the “Common Stock”), entitled to vote at the Meeting.

RECORD DATE

Shareholders of record at the close of business on March 6, 2009 (the “Record Date”) are entitled to notice of and to vote at the Meeting. On the Record Date, there were issued and outstanding 62,570,564 shares of Common Stock. There is no other class of voting security of the Company issued or outstanding.

REVOCABILITY OF PROXIES

Any shareholder giving a proxy may revoke it at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, either by delivering a subsequently dated proxy card or by attending the Meeting, withdrawing the proxy and voting in person. Your attendance at the Meeting will not constitute automatic revocation of the proxy. All shares represented by a valid proxy received prior to the Meeting will be voted.

QUORUM REQUIRED

The Company’s Bylaws provide that the holders of a majority of the Common Stock issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTING AND SOLICITATION

The matters to be considered and voted upon at the Meeting will be:

1. Election of seven (7) directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified;

2. Ratification of the selection of Philip Vogel & Co., PC as the independent registered public accountants of Cubic for the fiscal year ending June 30, 2009; and

3. Such other business as may properly come before the Meeting and at any adjournment thereof.

It is important that you act promptly to vote, sign, date, and return the enclosed proxy in the enclosed self-addressed envelope.

Pursuant to the Articles of Incorporation of the Company, each share of Common Stock entitles the holder thereof to one vote on any matter requiring a vote by the Company’s shareholders that properly comes before the Meeting or any adjournments. Directors shall be elected by the affirmative vote of holders of a plurality of the Shares voting in the election of directors. The affirmative vote of holders of a majority of the votes cast is required to approve the other matters described herein.

Any shareholder who is present in person or by proxy at the Meeting, but who abstains from voting, shall be counted for purposes of determining whether a quorum exists, but an abstention shall not be counted as an affirmative vote with respect to any matter. Shareholders are not entitled to cumulate their votes with respect to any matter, and are not entitled to vote for a greater number of persons than the number of nominees named in this Proxy Statement.

With respect to the election of directors, abstentions and broker non-votes will be deemed not to have been cast and will have no legal effect in the election of directors. With respect to the other matters described herein, abstentions will have the same effect as a vote against such proposals, and broker non-votes will be deemed not to have been cast and will have no legal effect on the proposals.

Shareholder approval is not required for the ratification of Philip Vogel & Co., PC, as the Company’s independent registered public accountants for the fiscal year ending June 30, 2009, because the Board of Directors has responsibility for selection of the Company’s independent registered public accountants. The selection is being submitted for ratification with a view toward soliciting the opinion of shareholders, which opinion will be taken into consideration in future deliberations.

Shares represented by valid proxies will be voted in accordance with the shareholder’s instructions, or, in the absence of instructions, will be deemed to grant authority to vote: “FOR” the election of each of the seven nominees for director; “FOR” the ratification of the appointment of Philip Vogel & Co., PC as the independent registered public accountants of Cubic for the fiscal year ending June 30, 2009; and, in the discretion of the proxy holder as to any other matters that may properly come before the Meeting.

The Company is unaware of any additional matters not set forth in the Notice that will be presented for consideration at the Meeting. If any other matters are properly brought before the Meeting or any adjournments thereof and presented for a vote of the shareholders, the persons named in the proxy will vote in their discretion upon such matters, unless otherwise restricted by law.

SOLICITATION OF PROXIES

The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxies may also be solicited by personal interview, facsimile transmission, and telephone by directors, officers, employees, and agents of the Company. The Company will also supply brokers, nominees, or other custodians with the number of Proxy forms, Proxy Statements, and Annual Reports they may require for forwarding to beneficial owners. The Proxy Statement will also be made available on the Company’s website, www.CubicEnergyInc.com.

SHAREHOLDER PROPOSALS

The Company anticipates holding its next annual meeting of shareholders on or about April 27, 2010. Proposals of shareholders intended to be presented at such annual meeting of shareholders must be received by the Company at its offices at 9870 Plano Road, Dallas, Texas 75238, not later than November 26, 2009 and satisfy the conditions established by the Securities and Exchange Commission (“SEC”) for shareholder proposals to be included in the Company’s proxy statement for that meeting. If a shareholder intends to submit a proposal from the floor of the Company’s next annual meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the shareholder must provide written notice to the Company no later than February 8, 2010. If such a shareholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the next annual meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors has fixed the number of directors at seven (7). Seven (7) directors are proposed to be elected at the Meeting. Directors will hold office until the next annual meeting of shareholders and until their successors shall be elected and shall qualify. Proxies in the accompanying form will be voted FOR the seven (7) nominees of the Board of Directors, except where authority is specifically withheld by the shareholder. Of the Board’s nominees for director, five (5) are presently directors of the Company and two (2) currently are not members of the Board. The nominees have indicated that they are willing and able to serve as directors. The nominees were nominated for election to the Board of Directors by the current Board of Directors.

The seven (7) nominees receiving the highest number of affirmative votes of holders of shares present or represented and entitled to vote for them shall be elected as directors.

NOMINEES FOR DIRECTORS

The nominees for director are: Calvin A. Wallen, III (Chairman), Jon S. Ross, Gene C. Howard, Herbert A. Bayer, Bob L. Clements, Phyllis K. Harding and William L. Bruggeman, Jr.

EXECUTIVE OFFICERS, DIRECTORS, AND NOMINEES FOR DIRECTOR

The following table contains information concerning the Company’s current directors and officers as of the date of this Proxy Statement.

			Director or	Nominee
Name	Age	Position(s) Held with Cubic	Officer Since	for Director

Calvin A. Wallen, III	54	Chairman of the Board, President	1997	*
		and Chief Executive Officer

Larry G. Badgley	52	Chief Financial Officer	2008	N/A

Jon S. Ross	45	Corporate Secretary and Director	1998	*

Gene C. Howard	82	Director	1991	*

Herbert A. Bayer	59	Director	2003	*

Bob L. Clements	66	Director	2004	*

Phyllis K. Harding	62	Nominee For Director	N/A	*

William L. Bruggeman, Jr.	81	Nominee For Director	N/A	*

CALVIN A. WALLEN, III has served as the President and Chief Executive Officer of the Company since December 1997, and as Chairman of the Board of Directors since June 1999. Mr. Wallen has over 25 years of experience in the oil and gas industry working as a drilling and petroleum engineer. Prior to joining Cubic, Mr. Wallen was employed by Superior Oil and various other drilling contractors including Resource, Tom Brown and Rowan International. Mr. Wallen assisted in the design and construction of several land rigs with advanced drilling systems and has domestic and international experience in drilling engineering. While employed by Rowan International, Mr. Wallen gained experience in drilling high angle directional wells at Prudhoe Bay on contract to Arco. In 1982, Mr. Wallen began acquiring and developing oil and gas properties, forming a production company that has evolved into Tauren Exploration, Inc. Mr. Wallen attended Texas A&M University at College Station, Texas.

LARRY G. BADGLEY joined the Company in August 2008, as a consultant, and was appointed Chief Financial Officer in October 2008. Prior to joining the Company, from October 2005 through September 2006, Mr. Badgley served as Managing Director of BridgePoint Consulting, a provider of CFO services to venture capital-backed and early stage companies. In that capacity, Mr. Badgley was primarily responsible for strategic planning for growth companies. From July 1998 through October 2005, Mr. Badgley served as Director of Accounting and Finance for Jefferson Wells International, an international professional services firm. Prior to that time, Mr. Badgley served as Chief Operating Officer and Chief Financial Officer of a privately held national sign manufacturer until its sale in July 1998. Mr. Badgley received a BBA in Finance from Hardin-Simmons University and is a Certified Public Accountant.

JON S. ROSS has served as a director of the Company since April 1998 and as Secretary since November 1998. Since 1989, Mr. Ross has been a practicing attorney in Dallas, Texas representing over 80 business entities. He has served on several community and not-for-profit committees and boards and has been asked to speak to corporate and civic leaders on a variety of corporate law topics. Mr. Ross graduated from St. Mark’s School of Texas with honors in 1982 and graduated from the University of Texas at Austin in 1986 with a B.B.A. in Accounting. He then graduated from the University of Texas School of Law in 1989 attaining a Juris Doctorate degree.

GENE C. HOWARD is the Senior Partner of the law firm of Howard, Widdows, and Bufogle, P.C. of Tulsa, Oklahoma and has been engaged primarily in the private practice of law over the past thirty-five years. Mr. Howard served in the Oklahoma State Senate from 1964 through 1982 and was President Pro Tem from 1975 through 1981. In addition, he served as the Chairman of the Board of Farmers and Exchange Bank from 1972 through 1991 and on the Board of Directors of Local Federal Bank of Oklahoma. Mr. Howard is a Director of the Oklahoma State Education and Employment Group Insurance Board and presently acts as Chairman. Mr. Howard served as Director of EntreCap Financial Corporation and Hinderliter Construction, Inc. from 1991 to August of 1992.

HERBERT A. BAYER has served as a director of the Company since May 2003. From 2006 to 2008, Mr. Bayer served as Global Director of Wi-Fi and Municipal Markets for SmartSynch, Inc., which provides GPRS and Wi-Fi Smart Metering Technology for Smart Grid Deployments for the electric utility industry. Prior to joining SmartSynch, Mr. Bayer served as Director of Client Services for CH2M HILL, an engineering, construction and operations company, from 2005 to 2006, and National Director of Sales for Hexagram Inc. from 2003 to 2005. During his career, Mr. Bayer has worked with investor-owned utilities, government-run municipalities and electric cooperatives. His work experience includes work in Electronic Meter Reading, Automatic Meter Reading, Load Research, Internet Applications, and Wi-Fi Network Systems. Mr. Bayer’s major course of study at Indiana State University was Business Management.

BOB L. CLEMENTS joined the Company’s board of directors in February 2004. Mr. Clements has a degree in the OPM Program from the Harvard Business School. Mr. Clements has been in the wholesale food and restaurant business for over thirty years, currently controlling the largest independent producer of stuffed jalapenos and corn dogs as well as two successful restaurants in the Rockwall, Texas area. Mr. Clements has served and currently serves on a variety of profit and charitable committees and boards.

PHYLLIS K. HARDING has worked as an executive advisor for Diversified Dynamics Corporation, a privately held corporation controlled by William L. Bruggeman, Jr., since 1990. From 2001 through 2008 she served on the Board of Directors of Dayport, a leader in video publishing, content, workflow and syndication solutions.  Dayport was acquired by EntriQ in 2008.  From 2001 to the present time she has served on the Board of Advisors of Geospan Corporation and Geospan.com, privately held industry

leaders in spatial imaging and visual mapping solutions.   She has worked with numerous corporations in various industries as the head of the consulting division for Grant Thornton LLP in Minneapolis from 1987 through 1988 and as a co-owner of Camelot Consultants, Inc. from 1989 through 1999.  Ms. Harding has three decades of operational, manufacturing, turn-around and strategic leadership experience with various clients and direct employment at The Valspar Corporation (1986 through 1987) and Procter & Gamble (1975 through 1986). She is a graduate of the University of Wisconsin — Green Bay.

WILLIAM L. BRUGGEMAN, JR.  is the founder and controlling shareholder of Diversified Dynamics Corporation (founded in 1968) and its business divisions:  Cat Pumps, a manufacturer of quality, industrial, positive displacement, triplex piston and plunger pumps and custom engineered pumping systems with over 40 years of experience in industrial high pressure systems; and HomeRight, a manufacturer of home improvement products.  He is an entrepreneur and “angel investor” who has been involved in many successful start up businesses.  He has been a significant investor in the oil and gas industries since the early 1990s.  He continues to be a major shareholder of Cubic Energy, Inc.  Mr. Bruggeman’s former employers include McCullough Corporation, John Deere, L & A Products, and Minneapolis Moline.  Mr. Bruggeman is a veteran who served thirty months in the U.S. Navy in World War II and one year in the U.S. Marine Corp in Korea. He has been a pilot for small engine planes and jets, for 62 years. Mr. Bruggeman graduated from Hamline University with a degree in Engineering.

There are no family relationships among any of the directors or executive officers of the Company. See “Certain Relationships and Related Transactions” for a description of transactions between the Company and its directors, nominees for director, executive officers or their affiliates.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of the Common Stock to file with the SEC reports of ownership and changes in ownership of Common Stock. SEC regulations require those directors, executive officers and greater than 10% shareholders to furnish the Company with copies of all Section 16(a) forms they file.

Based on the Company’s review of such reports, the Company believes that the directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements for our fiscal year ended June 30, 2008, except on October 10, 2008 William L. Bruggeman, Jr., a 10% owner, filed one late Form 4 with respect to one transaction.

BOARD COMMITTEES

The Board of Directors had two standing committees during our fiscal year ended June 30, 2008(“fiscal 2008”): the Audit Committee and the Compensation Committee. None of the directors who serve as members of the Audit Committee or the Compensation Committee are employees of the Company. During fiscal 2008, the Company had no nominating committee or committee that recommended qualified candidates to the Board of Directors for nomination or election as directors. A nominating committee was formed subsequent to the end of fiscal 2008. For further information on director nominations, please see “Nominations to the Board of Directors” below.

AUDIT COMMITTEE

The Audit Committee operates under a Charter of the Audit Committee adopted by the Company’s Board of Directors, a copy of which is available in the “Governance” section on the Company’s website at www.CubicEnergyInc.com.

The Audit Committee’s functions include:

•                  engaging independent registered public accountants and determining their compensation;

•                  making recommendations to the Board of Directors for reviewing the completed audit and audit report with the independent registered public accountants, the conduct of the audit, significant accounting adjustments, recommendations for improving internal controls, and all other significant findings during the audit;

•                  meeting with the Company’s management and independent registered public accountants to discuss internal accounting and financial controls, as well as results of operations reviews performed by the independent registered public accountants;

•                  determining the scope of and authorizing or approving any permitted non-audit services provided by the independent registered public accountants and the compensation for those services; and

•                  initiating and supervising any special investigation it deems necessary regarding the Company’s accounting and financial policies and controls.

The Audit Committee is composed solely of directors who are not officers or employees of the Company and who, the Company believes, have the requisite financial literacy to serve on the Audit Committee, have no relationship to the Company that might interfere with the exercise of their independent judgment, and meet the standards of independence for members of an audit committee under the rules of the SEC and the NYSE Alternext US. The Board of Directors, after reviewing all of the relevant facts, circumstances and attributes, has determined that Mr. Howard is the sole “audit committee financial expert” on the Audit Committee as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Exchange Act by the SEC.

Gene C. Howard (Chairman), Herbert A. Bayer and Bob L. Clements are the current members of the Audit Committee, and were the members of the Audit Committee during the fiscal year ended June 30, 2008.

REPORT OF AUDIT COMMITTEE

March 20, 2009

To the Board of Directors of Cubic Energy, Inc.:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended June 30, 2008.

We have discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended, by the Independence Standards Board, and have discussed with the independent registered public accountants the independent registered public accountants’ independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2008.

THE AUDIT COMMITTEE

Gene C. Howard, Chairman

Bob L. Clements

Herbert A. Bayer

COMPENSATION COMMITTEE

The Compensation Committee operates under a Compensation Committee Charter adopted by the Company’s Board of Directors, a copy of which is available in the “Governance” section on the Company’s website at www.CubicEnergyInc.com.

The Compensation Committee’s functions include:

•                  establishing and administering the Company’s compensation policies;

•                  determining, or recommending to the Board, the compensation of the Company’s executive officers;

•                  administering grants of restricted shares of Common Stock to the Company’s executive officers and directors; and

•                  overseeing the administration of other employee benefit plans and fringe benefits paid to or provided for the Company’s officers.

Gene C. Howard (Chairman), Bob L. Clements and Herbert A. Bayer are the current members of the Compensation Committee.

MEETINGS OF THE BOARD OF DIRECTORS

During fiscal 2008, the Board of Directors held six meetings and acted four times by written consent. The Audit Committee held three meetings and acted once by written consent during fiscal 2008. The Compensation Committee held two meetings and acted five times by written consent during fiscal 2008. All persons who were directors during fiscal 2008 attended at least 75% of the total of Board meetings and the meetings of committees on which they served.

Each member of the Board of Directors and each nominee for director is expected to attend the Meeting and each of Calvin A. Wallen, III, Jon S. Ross, Gene C. Howard, Herbert A. Bayer and Bob L. Clements attended the Company’s last annual meeting in person or telephonically, which constituted the entire Board of Directors at that time.

NOMINATIONS TO THE BOARD OF DIRECTORS

During fiscal 2008, the Board of Directors did not have a nominating committee or other committee that recommends qualified candidates to the Board for nomination or election as directors because the Board of Directors believed that, because of its relatively small size, it was sufficient for the independent directors to select or recommend director nominees. Subsequent to the end of fiscal 2008, in August 2008, the Board of Directors adopted a nominations process that provides for a Corporate Governance and Nominating Committee (the “Nominating Committee”), consisting of the Company’s independent directors (as defined under the NYSE Alternext US Marketplace Rules).  The Nominating Committee, acting by a majority, is authorized to recommend individuals to the Board of Directors for the Board’s selection as director nominees.

The Nominating Committee is responsible for reviewing and interviewing qualified candidates to serve on the Board of Directors, for making recommendations to the full Board for nominations to fill vacancies on the Board, and for selecting the management nominees for the directors to be elected by the Company’s shareholders at each annual meeting. The Nominating Committee has not established specific minimum age, education, experience or skill requirements for potential directors. The Nominating Committee has, however, been authorized by the Board of Directors to take into account all factors they consider appropriate in fulfilling their responsibilities to identify and recommend individuals to the Board as director nominees. These factors may include, without limitation, the following:

•                  an individual’s business or professional experience, accomplishments, education, judgment, understanding of the business and the industry in which the Company operates, specific skills and talents, independence, time commitments, reputation, general business acumen and personal and professional integrity or character;

•                  the size and composition of the Board and the interaction of its members, in each case with respect to the needs of the Company and its shareholders; and

•                  past preparation for, attendance at, and participation in meetings and other activities of the Board or its committees and overall contributions to the Board and the Company by any individual who has served as a director of the Company.

The Nominating Committee may use multiple sources for identifying and evaluating nominees for directors, including referrals from the Company’s current directors and management as well as input from third parties, including executive search firms retained by the Board. The Nominating Committee will obtain background information about candidates, which may include information from directors’ and officers’ questionnaires and background and reference checks, and will then interview qualified candidates. The Company’s other directors will also have an opportunity to meet and interview qualified candidates. The Nominating Committee will then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board of Directors that a candidate be nominated for election to the Board.

The Nominating Committee will consider qualified nominees recommended by shareholders, who may submit recommendations to the Nominating Committee in care of the Company’s Board of Directors through a written notice as described under “Communications with Directors” below. To be considered by the Nominating Committee for nomination as a director for election at our next annual meeting, a shareholder nomination: (1) must be submitted by November 26, 2009; (2) must contain a statement by the shareholder that such shareholder holds, and has continuously held for at least a year before the nomination, at least $2,000 in market value or 1% of the shares of Common Stock and that such shareholder will continue to hold at least that number of shares through the date of the annual meeting of shareholders; and (3) must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve, if elected. Nominees for director who are recommended by the Company’s shareholders will be evaluated in the same manner as any other nominee for director.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Business Conduct and Ethics that applies to its directors, officers and employees. A copy of the Code of Business Conduct and Ethics is available in the “Governance” section on the Company’s website at www.CubicEnergyInc.com.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders may communicate with the Board of Directors by writing to the Board in care of the Company’s Secretary, Cubic Energy, Inc., 9870 Plano Road, Dallas, Texas 75238. The Board of Directors has delegated responsibility for initial review of shareholder communications to the Company’s Secretary. In accordance with the Board’s instructions, the Secretary will forward the communication to the director or directors to whom it is addressed, except for communications that are: (1) advertisements or promotional communications; (2) solely related to complaints by vendors or customers with respect to ordinary course of business issues; or (3) clearly unrelated to our business, industry, management or Board or committee matters. In addition, the Secretary will make all communications available to each member of the Board, at the Board’s next regularly scheduled meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of the Company’s common stock beneficially owned, as of the Record Date, March 6, 2009 by (i) each person known to the Company to beneficially own more than 5% of the common stock of the Company (the only class of voting securities now outstanding), (ii) each director, nominee for director and executive officer, and (iii) all directors and executive officers as a group. Unless otherwise indicated, we consider all shares of common stock that can be issued under convertible securities or warrants currently or within 60 days of March 6, 2009 to be outstanding for the purpose of computing the percentage ownership of the person holding those securities, but do not consider those securities to be outstanding for computing the percentage ownership of any other person. Each owner’s percentage is calculated by dividing the number of shares beneficially held by that owner by the sum of 62,570,564 and the number of shares that owner has the right to acquire within 60 days.

			Approximate
	Number		Percent of
Name and Address	of Shares		Class (1)
5% Stockholders

Wells Fargo Energy Capital, Inc. 1000 Louisiana 9th Floor, Houston, TX 77002	7,500,000	(2)	10.7%

Steven S. Bruggeman 5609 St. Albans Circle, Shoreview, MN 55126	4,195,705	(3)	6.6%

George Karfunkel 9870 Plano Road, Dallas, TX 75238	3,375,000		5.4%

Named Executive Officers, Directors, and Nominees for Director
Calvin A. Wallen, III 9870 Plano Road, Dallas, TX 75238	11,015,972	(4)	17.6%

Bob L. Clements 9870 Plano Road, Dallas, TX 75238	882,527	(5)	1.4%

Gene C. Howard 2402 East 29th St., Tulsa, OK 74114	715,180	(6)	1.1%

Jon S. Ross 9870 Plano Road, Dallas, TX 75238	448,000	(7)	*

Herbert A. Bayer 9870 Plano Road, Dallas, TX 75238	465,287	(8)	*

Larry G. Badgley 9870 Plano Road, Dallas, TX 75238	—	(9)	*

Phyllis K. Harding 1681 94th Lane N.E., Minneapolis, MN 55449	—	(10)	*

William L. Bruggeman, Jr. 20 Anemone Circle, North Oaks, MN 55127	17,841,397	(11)	28.2%

All executiveofficers and directors as a group (6 persons)	13,526,966		21.6%

* Denotes less than one percent

(1)                                 Based on a total of 62,570,564 shares of Common Stock issued and outstanding on March 6, 2009.

(2)                                 Includes warrants to purchase 2,500,000 shares and a promissory note convertible into 5,000,000 shares owned by Wells Fargo Energy Capital.

(3)                                 Includes 901,955 shares held jointly by Steven S. Bruggeman and Jacqueline Bruggeman as joint tenants with rights of survivorship; 65,250 shares held by Mr. Bruggeman’s spouse, of which Mr. Bruggeman disclaims beneficial ownership and, 2,228,500 shares and warrants to purchase 1,000,000 shares individually held by Steven S. Bruggeman.

(4)                                 Includes 700,000 shares and warrants to purchase 50,000 shares held by Tauren Exploration, Inc., an entity controlled by Mr. Wallen; 500,000 shares held by spouse; and, 386,000 shares held by minor children.

(5)                                 Includes 109,527 shares held with spouse as joint tenants with rights of survivorship; and, warrants to purchase 50,000 shares.

(6)                                 Includes 322,245 shares are held by Mr. Howard’s spouse, Belva, of which Mr. Howard disclaims beneficial ownership.

(7)                                 Includes 6,000 shares held by minor children.

(8)                                 Includes 390,287 shares held with spouse as joint tenants with rights of survivorship.

(9)                                 Mr. Badgley was appointed Chief Financial Officer of the Company on October 13, 2008.

(10)                           Ms. Harding is a nominee for director.

(11)                           Mr. Bruggeman is a nominee for director. He has 28.2% ownership, which includes 2,034,000 shares and warrants to purchase 600,000 shares held by Diversified Dynamics Corporation, a company controlled by William Bruggeman; 40,000 shares owned by Mr. Bruggeman: 120,000 shares owned by Consumer Products Corp., in which Mr. Bruggeman’s spouse, Ruth, is a joint owner; and, 15,047,397 shares owned by Mr. and Mrs. Bruggeman, as joint tenants with rights of survivorship.

COMPENSATION DISCUSSION AND ANALYSIS

DIRECTOR COMPENSATION

Beginning in fiscal 2008, non-employee directors receive cash compensation for attendance of meetings of the Board and its committees. In addition, the members of the Board of Directors receive annual compensation of restricted shares of Common Stock (as detailed in the table below) in connection with their service and are entitled to reimbursement for their expenses incurred in connection with attendance at meetings of the Board of Directors and its committees.

Non-Employee Director Compensation for Fiscal 2008

	Fees Earned
	or Paid in	Stock	All Other
Name	Cash (1)	Awards (2)	Compensation	Total
Gene C. Howard	$7,000	$136,850	$—	$143,850
Herbert A. Bayer	$7,000	$120,750	$—	$127,750
Bob L. Clements	$7,000	$120,750	$—	$127,750

(1)                                 Represents the amount of cash compensation earned in fiscal 2008 for Board and Committee service. Each non-employee director was paid a stipend of $1,000 for each Board of Directors or Committee meeting attended (whether in person or via teleconference) beginning with the January 29, 2008 Board meeting, with various meetings occurring on the same date being provided one stipend.

(2)                                 Each non-employee director received: 40,000 shares of common stock for service on the Board of Directors; 20,000 shares of common stock for service on the Audit Committee; and, 15,000 shares of common stock for service on the Compensation Committee. Mr. Howard received an additional 10,000 shares of common stock for serving as the financial expert and Chairman of the Audit Committee.

EXECUTIVE COMPENSATION

General. Our Board of Directors has established a Compensation Committee, comprised entirely of independent non-employee directors, with authority to set all forms of compensation of our executive officers. Messrs. Bayer, Clements and Howard comprised the Compensation Committee in fiscal 2008, with Mr. Howard serving as its Chairman. The Compensation Committee has overall responsibility for our executive compensation policies as provided in a written charter adopted by the Board of Directors. The Compensation Committee is empowered to review and approve the annual compensation and compensation procedures for our executives: the President and Chief Executive Officer, the Chief Financial Officer, and the Secretary. The Compensation Committee does not delegate any of its functions to others in setting compensation.

When establishing base salaries, cash bonuses and equity grants for each of the executives, the Compensation Committee considers the recommendations of the President and Chief Executive Officer and the Secretary, the executive’s role and contribution to the management team, responsibilities and performance during the past year and future anticipated contributions, corporate performance, and the amount of total compensation paid to executives in similar positions, and performing similar functions, at other companies for which data was available, as provided by third party compensation studies. One such study, published in April 2007 by Salary.com was a blind survey of over 1,000 companies located in the Dallas metropolitan area in the “Energy & Utilities” industry with less than 100 full-time equivalent employees. Another study, published in December 2004, included data from a survey of the following comparable companies: Arena Resources, Inc., ATP Oil & Gas, Berry Petroleum Company, Canadian Superior Energy, Edge Petroleum, Goodrich Petroleum, Infinity Inc., Petroleum Development Corp., The Meridian Resources Corp., and The Exploration Company.

The Compensation Committee relies upon its judgment in making compensation decisions, after reviewing the Company’s performance and evaluating each executive’s performance during the year. The Committee generally does not adhere to formulas or necessarily react to short-term changes in business performance in determining the amount and mix of compensation elements. We incorporate flexibility into our compensation programs and in the assessment process to respond to and adjust for the evolving business environment.

Compensation Philosophy. The Compensation Committee’s compensation philosophy is to reward executive officers for the achievement of short and long-term corporate objectives and for individual performance. The objective of this philosophy is to provide a balance between short-term goals and long-term priorities to achieve immediate objectives while also focusing on increasing shareholder value over the long term. Also, to ensure that we are strategically and competitively positioned for the future, the Compensation Committee has the discretion to attribute significant weight to other factors in determining executive compensation, such as maintaining competitiveness, pursuing growth opportunities and achieving other long-range business and operating objectives. The level of compensation should also allow us to attract, motivate, and retain talented executive officers that contribute to our long-term success. The compensation of our President and Chief Executive Officer and other executive officers is comprised of cash compensation and long-term incentive compensation in the form of base salary, discretionary bonuses and unregistered stock awards.

Elements of Our Compensation Program and Why We Pay Each Element. For fiscal 2008, our total compensation for executive officers consisted of base salary, bonuses and long-term incentives in the form of common stock awards. In setting fiscal 2008 compensation, the Compensation Committee considered the specific factors discussed below:

Base Salary. In setting the executive officers’ base salaries, the Compensation Committee considers the achievement of corporate objectives as well as individual performance. Because the Compensation Committee believes that executive compensation should be viewed in terms of a balanced combination of cash compensation (i.e., base salaries and bonuses) and long-term incentive (i.e., grants of unregistered stock), base salaries are targeted to approximate the low end of the range of base salaries paid to executives of similar companies for each position. To ensure that each executive is paid appropriately, the Compensation Committee considers the executive’s level of responsibility, prior experience, overall knowledge, contribution to business results, existing equity holdings, executive pay for similar positions in other companies, and executive pay within our company.

Discretionary Bonuses. Executive bonuses are intended to link executive compensation with the attainment of Company goals. The actual payment of bonuses is primarily dependent upon the extent to which these Company-wide objectives are achieved. Determination of executive bonus amounts is not made in accordance with a strict formula, but rather is based on objective data combined with competitive ranges and internal policies and practices, including an overall review of both individual and corporate performance. For fiscal 2008, bonuses to executives were primarily based upon the achievement of certain business objectives including progress in meeting our expected drilling and completion schedule, and the obtainment of additional financing. The President and Chief Executive Officer has the discretion to recommend to the Compensation Committee to increase or decrease bonuses for all other executive officers, but any bonus amounts must be approved by the Compensation Committee.

Long-Term Incentives. On December 29, 2005, the shareholders of the Company approved the 2005 Stock Option Plan (the “Plan”) under which our executive officers may be, among other forms of compensation, compensated through grants of unregistered shares of our common stock and/or grants of options to purchase shares of common stock. The Compensation Committee approves Plan grants that provide additional incentives and align the executives’ long-term interests with those of the shareholders of the Company by tying, a significant portion of executive compensation to the long-term performance of the Company’s stock price. Annual equity grants for our executives are typically approved in January.

The Compensation Committee recommends equity to be granted to an executive with respect to shares of common stock based on the following principal elements including, but not limited to:

•              President and Chief Executive Officer’s and Secretary’s recommendations;

•              Management role and contribution to the management team;

•              Job responsibilities and past performance;

•              Future anticipated contributions;

•              Corporate performance; and

•              Existing equity holdings.

Determination of equity grant amounts is not made in accordance with a formula, but rather is based on objective data combined with competitive ranges, past internal policies and practices and an overall review of both individual and corporate performance. Equity grants may also be made to new executives upon commencement of employment and, on occasion, to executives in connection with a significant change in job responsibility. The Compensation Committee believes annual equity grants more closely align the long-term interests of executives with those of shareholders and assist in the retention of key executives. As such, these grants comprise the Company’s principal long-term incentive to executives.

Other Compensation Policies Affecting the Executive Officers

Compliance with Section 162(m) of the Internal Revenue Code. Section 162(m) disallows a federal income tax deduction to publicly held companies for certain compensation paid to our Named Executive Officers to the extent that compensation exceeds $1 million per executive officer covered by Section 162(m) in any fiscal year. The limitation applies only to compensation that is not considered “performance based” as defined in the Section 162(m) rules. In designing our compensation programs, the Compensation Committee considers the effect of Section 162(m) together with other factors relevant to our business needs. We have historically taken, and intend to continue taking, appropriate actions, to the extent we believe desirable, to preserve the deductibility of annual incentive and long-term performance awards. However, the Compensation Committee has not adopted a policy that all compensation paid must be tax-deductible and qualified under Section 162(m). We believe that the fiscal 2008 base salary, annual bonus and stock grants paid to the individual executive officers covered by Section 162(m) will not exceed the Section 162(m) limit and will be fully deductible under Section 162(m).

Stock Ownership Requirements. The Compensation Committee does not maintain a policy relating to stock ownership guidelines or requirements for our executive officers because the Compensation Committee does not feel that it is necessary to impose such a policy on our executive officers. If circumstances change, the Compensation Committee will review whether such a policy is appropriate for executive officers.

Employment Agreements. On February 29, 2008, but effective as of February 1, 2008, the Company entered into employment agreements with its President and Chief Executive Officer, Calvin A. Wallen, III, and Secretary, Jon S. Ross. The agreement with Mr. Wallen provides for a base salary of $200,000 per year, while the agreement with Mr. Ross provides for a base salary of $150,000 per year. The other terms and conditions of the agreements are substantially consistent.

Both agreements provide for a term of employment of 36 months from the effective date of February 1, 2008, which term shall be automatically extended by one additional month upon the expiration of each month during the term; provided, that the Company may terminate subsequent one-month extensions at any time. Each agreement is subject to early termination by the Company in the event that the employee dies, becomes totally disabled or commits an act constituting “Just Cause” under the agreement. The agreements provide that Just Cause includes, among other things, the conviction of certain crimes, habitual neglect of his duties to the Company or other material breaches by the employee of the agreement. Each agreement also provides that the employee shall be permitted to terminate his employment upon the occurrence of “Good Reason,” as defined in the agreement. The agreements provide that Good Reason includes, among other things, a material diminution in the employee’s authority, duties, responsibilities or salary, or the relocation of the Company’s principal offices by more than 50 miles. If the employee’s employment is terminated by (a) the Company other than due to the employee’s death, disability or Just Cause, or (b) the employee for Good Reason, then the Company is required to pay all remaining salary through the end of the then-current term. The foregoing severance payment is subject to reduction under certain conditions.

The following table sets forth the estimated amounts that would be payable to Mr. Wallen and Mr. Ross upon a termination under the scenarios outlined above, excluding termination for Just Cause or on account of death or disability, assuming that such termination occurred on June 30, 2008. There can be no assurance that these scenarios would produce the same or similar results as those disclosed if a termination occurs in the future.

	Severance
Without Just Cause/For Good Reason	Payment (1)	Total

Calvin A. Wallen, III	$600,000	$600,000

Jon S. Ross	$450,000	$450,000

(1).       Represents 36 months of base salary based on the base salary in effect on June 30, 2008

Chief Executive Officer Compensation

Mr. Wallen received $170,833 in base salary for fiscal 2008. His annual base salary was increased from $150,000 at the beginning of the fiscal year to $200,000, effective February 1, 2008. Mr. Wallen received a common stock award of 150,000 unregistered shares granted on January 31, 2008, which vested immediately. Rule 144 promulgated under the Securities Act, which permits certain re-sales of unregistered securities, currently requires that such securities be paid for and held for a minimum of six months before they may be resold.

Chief Financial Officer Compensation

Scott D. Guffey’s (the Company’s former Chief Financial Officer) annual base salary for fiscal 2008 was $135,000, of which he received $116,492 because he was appointed Chief Financial Officer subsequent to the beginning of the fiscal year, on August 20, 2007. He received a common stock award of 90,000 unregistered shares granted on August 20, 2007, which vested on a quarterly schedule with 18,750 shares vesting on each of November 20, 2007, February 20, 2008 and May 20, 2008; and the remaining 33,750 shares vesting, subsequent to the end of fiscal 2008, on August 20, 2008.

The Company’s current Chief Financial Officer, Larry G. Badgley, was appointed Chief Financial Officer subsequent to the end of fiscal 2008, on October 13, 2008; at such time, Mr. Badgley’s annual base salary was set at $145,000 per year, plus a $300 per month health insurance subsidy. In the event that Mr. Badgley is terminated without cause, as determined by the Board of Directors of the Company, he will be entitled to three months salary. The Company and Mr. Badgley did not enter into a written employment agreement.

Summary Compensation Table

The following table shows information regarding the compensation earned during the fiscal year ended June 30, 2008 and 2007 by our Chief Executive Officer, our former Chief Financial Officer and our other most highly compensated executive officer who was employed by us as of June 30, 2008 and whose total compensation exceeded $100,000 during that fiscal year (the “Named Executive Officers”):

Name and		Fiscal			Stock	All Other
Principal Position		Year	Salary	Bonus	Awards (1)	Compensation (2)	Total
Calvin A. Wallen, III		2008	$170,833	$—	$241,500	$3,600	$415,933
Chairman of the Board,		2007	$150,000	$—	$120,000	$3,600	$273,600
President and Chief
Executive Officer

Scott D. Guffey	(3)	2008	$116,492	$1,000	$103,500	$3,300	$224,292
Former Chief Financial		2007	$—	$—	$—	$—	$—
Officer

Jon S. Ross		2008	$120,833	$2,000	$161,000	$3,600	$287,433
Secretary and Director	(4)	2007	$60,000	$23,000	$38,000	$3,600	$124,600

(1)                                 On January 31, 2008 we granted our Named Executive Officers a total of 250,000 unregistered shares of common stock as follows: Mr. Wallen, 150,000 shares; and Mr. Ross, 100,000 shares. These shares vested immediately on the grant date. On August 20, 2007, Mr. Guffey was granted 90,000 unregistered shares of common stock, which vested on a quarterly schedule. On January 10, 2007 we granted our Named Executive Officers a total of 197,000 unregistered shares of common stock as follows: Mr. Wallen, 150,000 shares; and Mr. Ross, 47,500 shares. These shares vested immediately on the grant date.

(2)                                 All Other Compensation consists solely of a $300 per month reimbursement towards each officer’s medical insurance premiums. The Company does not provide group health insurance coverage to its employees.

(3)                                 Mr. Guffey was appointed Cubic’s Chief Financial Officer on August 20, 2007; he resigned such position subsequent to the end of fiscal 2008, on October 3, 2008.

(4)                                 Effective July 1, 2007, Mr. Ross transitioned from a part-time employee being paid an annual base salary of $60,000 to a full-time employee of the Company with an annual base salary of $100,000. His annual base salary was subsequently increased to $150,000, effective on February 1, 2008.

Fiscal 2008 Grants of Plan-Based Awards

The following table provides details regarding equity grants in fiscal 2008 to the Named Executive Officers. No stock options were granted to executive officers in fiscal 2008 and thus any reference to options in the table below has been omitted.

		All Other
		Stock
		Awards:	Grant Date
		Number of	Fair Value of
Name	Grant Date	Shares	Stock Award
Calvin A. Wallen, III	January 31, 2008	150,000	$241,500

Scott D. Guffey	August 20, 2007	90,000	$103,500

Jon S. Ross	January 31, 2008	100,000	$161,000

Stock Grants

On January 10 and January 18, 2007, the Company issued 489,500 and 52,500 unregistered shares, respectively, to the officers and directors, and key employees of the Company pursuant to the Plan. As of such dates, the aggregate market value of the common stock granted was $391,600 and $42,000, respectively, based on the last sale price on the OTC Bulletin Board of the Company’s common stock. Such amounts were amortized to compensation expense on a quarterly basis during calendar year 2007. An additional $30,000 was recorded when Jay Busby, a former Chief Financial Officer of the Company, resigned during fiscal 2007. Accordingly, $186,800 and $246,800 was recorded as compensation expense and included in general and administrative expense for the fiscal years ended June 30, 2008 and 2007, respectively. The Named Executive Officers received the following grants: (i) 150,000 unregistered shares to Calvin A. Wallen, III, and (ii) 47,500 unregistered shares to Jon S. Ross.

On August 20, 2007, the Company issued 90,000 unregistered shares to Mr. Guffey, a former Chief Financial Officer of the Company, pursuant to the Plan, with such grant subject to vesting in quarterly installments over the following four quarters. As of such date, the aggregate market value of the common stock granted was $103,500 based on the then market price on the OTC Bulletin Board of the Company’s common stock. Such amount is being amortized to compensation expense on a quarterly basis during fiscal years 2008 and 2009. Accordingly, $90,563 was recorded as compensation expense and included in general and administrative expenses for fiscal 2008. The remaining $12,937 was amortized to compensation expense in the first quarter of fiscal 2009, which ended September 30, 2008.

On January 31 and February 4, 2008, the Company issued 555,000 and 52,500 unregistered shares, respectively, to the officers and directors, and key employees of the Company pursuant to the Plan. As of such dates, the aggregate market value of the common stock granted was $893,550 and $84,525 (a total of $978,075), respectively, based on the then-market price on the OTC Bulletin Board of the Company’s common stock. Recent SEC guidance requires that immediately-vesting common stock grants with no forfeiture provisions be expensed at the time of grant rather than amortized over the four quarters of the service period. Accordingly, the full $978,075 was recorded as compensation expense and included in general and administrative expenses for the fiscal year ended June 30, 2008. The Named Executive Officers received the following grants: (i) 150,000 unregistered shares to Calvin A. Wallen, III, (ii) zero unregistered shares to Scott D. Guffey, and (iii) 100,000 unregistered shares to Jon S. Ross.

Outstanding Equity Awards at Fiscal Year-End

The Company had no outstanding stock options at June 30, 2008, thus any reference to options in the table below has been omitted. The Company had the following unvested stock awards at the end of fiscal 2008:

	Number of Shares	Market Value of
	of Stock That Have	Shares of Stock That
Name	Not Vested	Have Not Vested (1)
Scott D. Guffey	33,750	$141,413

(1)           Based on the closing market price of $4.19 on the OTC Bulletin Board of the Company’s common stock on the last day of the Company’s fiscal year, June 30, 2008.

Options Exercises and Stock Vesting

The following table sets forth dollar amounts realized pursuant to the vesting or exercise of equity-based award during the latest fiscal year. No stock options were granted to executive officers during fiscal 2008 and thus any reference to options in the table below has been omitted.

	Number of
	Shares Acquired	Value Realized
Name	on Vesting (1)	on Vesting (2)
Calvin A. Wallen, III	150,000	$241,500
Scott D. Guffey	56,250	$100,313
Jon S. Ross	100,000	$161,000

(1)           Messrs. Wallen and Ross’s stock grants vested immediately. Mr. Guffey received a common stock award of 90,000 unregistered shares granted on August 20, 2007, vesting on a quarterly schedule with 18,750 shares vesting on each of November 20, 2007, February 20, 2008 and May 20, 2008, with the remaining 33,750 shares of Mr. Guffey’s grant vesting subsequent to the end of fiscal 2008, on August 20, 2008.

(2)           Based on the closing market price of the Company’s common stock on the OTC Bulletin Board on each of the vesting dates in fiscal 2008.

Pension Benefits and Non-Qualified Defined Contribution Plans

The Company does not sponsor any qualified or non-qualified defined benefit plans or non-qualified defined contribution plans. The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to adopt qualified or non-qualified defined benefit or non-qualified contribution plans if the Compensation Committee determines that doing so is in our best interests.

Information Related to Stock-Based Compensation

The Company accounts for its stock-based employee compensation plans pursuant to FAS No. 123R, Share-Based Payment, which is a revision of FAS No. 123, Accounting for Stock-Based Compensation,

and supersedes Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”). This Statement requires the Company to recognize compensation costs related to stock-based payment transactions (i.e., the granting of stock options and warrants, and awards of unregistered shares of common stock) in the financial statements. With limited exceptions, the amount of compensation cost is measured based on the grant-date fair value of the equity issued. Compensation cost is recognized over the period that an employee provides services in exchange for the award. This new standard became effective for awards that are granted, modified or settled in cash in interim and annual financial periods beginning after June 30, 2006. See “Stock Grants”.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective January 1, 2002, the Company entered into an office sharing arrangement with Tauren Exploration, Inc. (“Tauren”), an entity wholly owned by Calvin A. Wallen, III, the Company’s Chairman of the Board and Chief Executive Officer, whereby the Company pays a pro rata share of the costs, without markup, of the expenses and personnel of Tauren used by the Company.

Tauren owns a working interest in the wells in which the Company owns a working interest. As of June 30, 2008, the Company was owed $942 by Tauren for miscellaneous general and administrative expenses paid by the Company on Tauren’s behalf; as of June 30, 2007, the Company owed Tauren $3,715 for miscellaneous general and administrative expenses paid by Tauren on the Company’s behalf.

In addition, all but three wells in which the Company owns a working interest are operated by an affiliated company, Fossil Operating, Inc. (“Fossil”), an entity wholly owned by the Company’s President and Chief Executive Officer, Calvin A. Wallen, III.  In consideration for Fossil serving as operator and to satisfy the Company’s working interest obligations related to drilling costs and lease operating expenses, Cubic paid to Fossil an aggregate of $14,288,122 and $4,120,012 during fiscal 2008 and 2007, respectively; and Fossil paid Cubic an aggregate of $310,407 and $384,659 during fiscal 2008 and 2007, respectively for oil and gas sales. As of June 30, 2008 and 2007, the Company owed Fossil $862,895, and $1,659,786, respectively, for drilling costs and lease operating expenses, and was owed by Fossil $450,669 and $28,446, respectively, for oil and gas sales.  The Company and Fossil have operating agreements with respect to all wells for which Fossil serves as operator.

On February 6, 2006 the Company entered into a Purchase Agreement with Tauren with respect to the purchase by the Company of certain Cotton Valley leasehold interests (approximately 11,000 gross acres; 5,000 net acres) held by Tauren. Pursuant to the Purchase Agreement, the Company acquired from Tauren a 35% working interest in approximately 2,400 acres and a 49% working interest in approximately 8,500 acres located in DeSoto and Caddo Parishes, Louisiana, along with an associated Area of Mutual Interest (“AMI”) and the right to acquire at “cost” (as defined in the Purchase Agreement) a working interest in all additional mineral leases obtained by Tauren in the AMI, in exchange for (a) $3,500,000 in cash, (b) 2,500,000 unregistered shares of Company common stock, (c) an unsecured 12.5% short-term promissory note in the amount of $1,300,000 (the “Tauren Note”), which note was convertible into Company common stock at a conversion price of $0.80 per share, and (d) a drilling credit of $2,100,000. The consideration described above was determined based upon negotiations between Tauren and a Special Committee of the Company’s directors, excluding Mr. Wallen. The Special Committee obtained an opinion from its independent financial advisor with respect to the fairness, from a financial point of view, to the public stockholders of the Company, of such transactions.

On November 10, 2006, the maturity of the Tauren Note was extended to October 5, 2007. In connection with the extension of the Tauren Note, the Company issued to Tauren warrants, with three-year expirations, for the purchase of up to 50,000 shares of Company common stock at an exercise price of $0.70 per share.

On December 15, 2006, the Company entered into Subscription and Registration Rights Agreements with certain investors. One of the investors, William L. Bruggeman, Jr. (and entities affiliated with him) was the beneficial owner, prior to this transaction, of approximately 23.0% of the common stock of the Company. In this transaction, Mr. Bruggeman (and entities affiliated with him) purchased an aggregate of 4,288,000 shares of common stock at a purchase price of $0.50 per share, or an aggregate of $2,144,000. Mr. Bruggeman (and entities affiliated with him) received warrants to purchase 2,144,000 shares of common stock with an exercise price of $0.70 per share. Another investor, Bob Clements, a director of the Company, purchased 100,000 shares of common stock at a purchase price of $0.50 per share, or an aggregate of $50,000. Mr. Clements received warrants to purchase 50,000 shares of common stock with an exercise price of $0.70 per share. The consideration described above was determined based upon negotiations between the Company and various potential investors.

On February 2, 2007, the Tauren Note was retired pursuant to a provision in the note that required payment from the proceeds of an equity offering. The equity offering that occurred in December 15, 2006 was sufficient to facilitate such repayment.

On May 6, 2008, the Company issued a subordinated promissory note in the amount of $2,000,000 (the “Subordinated Note”) to Diversified Dynamics Corporation, an entity controlled by William L. Bruggeman, Jr. who, at the time of such transaction, was the beneficial owner of approximately 28.9% of the common stock of the Company. The Subordinated Note bears interest at a fluctuating rate equal to the sum of the prime rate plus two percent (2%) per annum, and matures on April 30, 2010. The Company is paying interest on the Subordinated Note on a monthly basis.

It is the Company’s policy that any transactions between us and related parties will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of the disinterested members of our Board of Directors.

DIRECTOR INDEPENDENCE

Messrs. Howard, Clements, Bayer and Bruggeman and Ms. Harding  meet the independence standards for independent directors under the rules of the SEC and the rules of the NYSE Alternext US stock exchange as published in its Company Guide under “Corporate Governance Requirements.” Messrs. Howard, Clements and Bayer also meet the independence standards for independent directors applicable to serving on the Audit Committee, under the rules of the SEC and the rules of the NYSE Alternext US stock exchange.

PROPOSAL TWO

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Philip Vogel & Co., PC (“Philip Vogel”), independent registered public accountants, served as independent registered public accountants for the Company for the fiscal year ended June 30, 2008, and has reported on the Company’s financial statements. The Board of Directors has selected Philip Vogel as the Company’s independent registered public accountants for the fiscal year ending June 30, 2009, and recommends that the shareholders ratify this selection. Philip Vogel has served as the Company’s independent registered public accountants since 1999 and is considered by management of the Company to be well qualified. Philip Vogel has advised the Company that neither it nor any of its members has any financial interest, direct or indirect, in the Company in any capacity.

Representatives from Philip Vogel are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

While shareholder ratification is not required for selection of Philip Vogel because the Board of Directors has the responsibility for selection of the Company’s independent registered public accountants, the selection is being submitted for ratification at the Meeting with a view toward soliciting the shareholders’ opinion thereon, which opinion will be taken into consideration in future deliberations.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PHILIP VOGEL & CO., PC, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

	July 1, 2007 -	July 1, 2006 -
	June 30, 2008	June 30, 2007
Audit fees	$27,000	$21,000
Audit-related fees	10,100	8,500
Tax fees	4,180	4,585
All other fees	3,400	8,500
Total	$44,680	$42,585

Audit Fees

Aggregate audit fees billed for professional services rendered by Philip Vogel & Co., PC were $27,000 for the year ended June 30, 2008 and $21,000 for the year ended June 30, 2007. Such fees were primarily for professional services rendered for the audits of our consolidated financial statements during the fiscal years ended June 30, 2008 and 2007.

Audit-Related Fees

Aggregate audit-related fees billed for professional services rendered by Philip Vogel & Co., PC were $10,100 for the year ended June 30, 2008 and $8,500 for the year ended June 30, 2007. Such fees were for limited reviews of our unaudited condensed consolidated interim financial statements.

Tax Fees

Aggregate income tax compliance and related services fees billed for professional services rendered by Philip Vogel & Co., PC were $4,180 for the year ended June 30, 2008 and $4,585 for the year ended June 30, 2007.

All Other Fees

In addition to the fees described above, aggregate fees of: $3,400 were billed by Philip Vogel & Co., PC during the year ended June 30, 2008, primarily for review of our Form SB-2 registration statements and related amendments, attendance at our annual shareholders’ meeting, and for research regarding our compliance with Section 404 of the Sarbanes-Oxley Act of 2002; and $8,500 were billed by Philip Vogel & Co., PC during the year ended June 30, 2007, primarily for review of our Form SB-2 registration statements and related amendments, and for research regarding our use of shares of common stock as compensation.

Audit Committee Pre-Approval Policies and Procedures

In accordance with Company policy, any additional audit or non-audit services must be approved in advance. All of the foregoing professional services provided by Philip Vogel & Co., PC during the years ended June 30, 2008 and June 30, 2007 were pre-approved in accordance with the policies of our Audit Committee. The Audit Committee has approved the engagement of Philip Vogel to perform auditing services for the current fiscal year ending June 30, 2009.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 100 F Street, N.E., Washington, D.C. 20549. In addition, such reports, proxy statements and other information are available from the Edgar filings obtained through the SEC’s website at http://www.sec.gov.

FORM 10-K

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2008, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND A LIST OF EXHIBITS TO SUCH FORM 10-K. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K UPON THE ADVANCE PAYMENT OF REASONABLE FEES. REQUESTS FOR A COPY OF THE FORM 10-K AND/OR ANY EXHIBIT(S) SHOULD BE DIRECTED TO THE SECRETARY OF CUBIC ENERGY, INC., 9870 PLANO ROAD, DALLAS, TEXAS 75238. YOUR REQUEST MUST CONTAIN A REPRESENTATION THAT, AS OF MARCH 6, 2009, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE 2009 ANNUAL MEETING OF SHAREHOLDERS. THE FORM 10-K IS ALSO AVAILABLE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT WWW.SEC.GOV .

OTHER MATTERS

The Board of Directors knows of no business other than that set forth above to be transacted at the Meeting. If other matters requiring a vote of the shareholders arise, the persons designated as proxies will vote the shares represented by the proxies in accordance with their best judgment and Rule 14a-4 under the Exchange Act.

It is important that your shares be represented at the Meeting, regardless of the number of shares you hold and whether you intend to attend the Meeting. You are therefore urged to complete, date, execute and return, at your earliest convenience, the accompanying proxy card in the postage paid envelope which has been enclosed.

BY ORDER OF THE BOARD OF DIRECTORS OF

CUBIC ENERGY, INC.

CALVIN A. WALLEN, III

President

Dallas, Texas

March 20, 2009

PROXY CARD

FOR ANNUAL MEETING OF SHAREHOLDERS OF CUBIC ENERGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints CALVIN A. WALLEN, III and JON S. ROSS, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Ellison Miles Geotechnology Institute at Brookhaven College, 3939 Valley View Lane, Dallas, Texas 75244, on April 24, 2009, at 10:00 a.m. CDT, and at any adjournments thereof.

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. In the event that any other matter may properly come before the meeting, or any adjournment or postponement thereof, the proxies are authorized, in their discretion, to vote the matter.

Please mark your votes as in this example using dark ink only. ☒

IF NO DIRECTION IS MADE, THIS PROXY WILL BE

VOTED FOR EACH NOMINEE AND EACH OTHER PROPOSAL.

1.              Election of Directors:

WITHHOLD
NOMINEE	FOR	AUTHORITY
Calvin A. Wallen, III	☐	☐
Gene C. Howard	☐	☐
Herbert A. Bayer	☐	☐
Bob L. Clements	☐	☐
Jon S. Ross	☐	☐
Phyllis K. Harding	☐	☐
William L. Bruggeman, Jr.	☐	☐

2.              Ratification of Philip Vogel & Co., PC, as independent registered public accountants for fiscal year ending June 30, 2009.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Please indicate whether you plan on attending the meeting: YES ☐    NO ☐

IMPORTANT — PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY (in no event later than April 17, 2009). Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or other entity, the proxy should be signed by a duly authorized officer.

Please mark, sign, date and return your proxy promptly in the enclosed envelope whether or not you plan to attend the Meeting. No postage is required. You may nevertheless vote in person if you do attend.

Signature:

Title:

Signature, if held jointly:

Dated: , 2009

Please
Print
Name: